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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 28, 1997
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                           CAMCO FINANCIAL CORPORATION
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             (Exact name of registrant as specified in its charter)

           DELAWARE                    0-25196                 51-0110823
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(State or other jurisdiction of  (Commission File No.)  (IRS Employer I.D. No.)
        incorporation)

               814 Wheeling Avenue, Cambridge, Ohio     45725-0708
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               (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (614) 432-5641
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ITEM 5. OTHER EVENTS.

     On July 28, 1997, Camco Financial Corporation, a Delaware corporation ("Camco") and its wholly-owned subsidiary, First Federal Savings Bank of Washington Court House, a savings bank organized under the laws of the United States ("First Federal") and GF Bancorp, Inc., a Delaware corporation ("GFB"), and its wholly-owned subsidiary, Germantown Federal Savings Bank, a savings bank organized under the laws of the United States ("Germantown"), entered into an Agreement and Plan of Reorganization, a copy of which is attached hereto as
Exhibit 2 (the "Agreement"). The Agreement provides for the merger of GFB with and into Camco (the "Merger") and the merger of Germantown with and into First Federal (the "Bank Merger"). The following summary of some of the material terms and conditions of the Agreement is qualified in its entirety by reference to
Exhibit 2.

     In accordance with the terms and subject to the conditions of the Agreement, each of the outstanding shares of GFB will be canceled and extinguished on the effective date of the Merger in consideration and exchange for 1.616 shares of Camco, subject to certain adjustments specified in the Agreement (the "Per Share Merger Consideration").

     On July 28, 1997, there were 292,958 shares of GFB issued and outstanding and 27,747 shares of GFB subject to outstanding options (the "GFB Options"). At the effective time of the Merger, the GFB Options will be assumed by Camco and upon exercise, each holder of GFB Options will receive a number of Camco shares equal to the number of shares of GFB subject to the GFB Option multiplied by the Per Share Merger Consideration. The per share exercise price of the GFB Options after the effective time of the Merger will equal the per share exercise price of the GFB Options immediately before the closing of the merger divided by the Per Share Merger Consideration.

     At July 28, 1997, there were 3,214,193 shares of Camco issued and outstanding. Assuming the issuance of 1.616 Camco shares in exchange for each share of GFB, the exercise of all of the GFB Options before the consummation of the Merger and the absence of any dissenting shares, Camco would issue approximately 518,259 shares in the Merger. The total number of outstanding shares of Camco after the Merger would then equal approximately 3,732,452, of which 13.9% would be held by former shareholders of GFB.

     As of March 31, 1997, GFB had total assets of approximately $48.1 million and shareholders' equity of approximately $6.4 million.

     The consummation of the Merger and the Bank Merger are subject to a number of conditions, including, but not limited to, the approval of the appropriate regulatory agencies; the approval of the requisite number of shareholders of GFB, First Federal and Germantown; and the receipt of the opinions of the investment bankers of both Camco and GFB to the affect that the Merger is fair to their respective shareholders from a financial point of view. The Agreement may be terminated by the Board of Directors of Camco or GFB if the Merger is not consummated on or before June 30, 1998.


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ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

        (a) and (b). Not applicable.

        (c)          Exhibits.

                     See Index to Exhibits.


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                                   SIGNATURES
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     Pursuant to the requirements of the Securities Exchange Act of 1934, the
Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                        CAMCO FINANCIAL CORPORATION

                                        By: /s/ Larry A. Caldwell
                                            ------------------------------------
                                            Larry A. Caldwell, President

Date: August 2, 1997


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                                INDEX TO EXHIBITS
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Exhibit Number   Description
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      2          Agreement and Plan of Merger and Reorganization, dated July 28,
                 1997, by and among Camco Financial Corporation, First Federal Savings Bank of Washington Court House, GF Bancorp, Inc. and Germantown Federal Savings Bank

     99          News Release of Camco Financial Corporation dated July 28, 1997


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